Exhibit 99

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666 FAX: 440/632-1700

www.middlefieldbank.bank

PRESS RELEASE

Company Contact:	Investor and Media Contact:
Thomas G. Caldwell President/Chief Executive Officer Middlefield Banc Corp. (440) 632-1666 Ext. 3200 tcaldwell@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Reports 2021 First Quarter Financial Results

MIDDLEFIELD, OHIO, April 20, 2021 ◆◆◆ ◆Middlefield Banc Corp. (NASDAQ: MBCN) today reported financial results for the 2021 first quarter ended March 31, 2021.

2021 First Quarter Financial Highlights Include (on a year-over-year basis unless noted):

•	Net income increased to a quarterly record of $4.2 million, or a record $0.65 per diluted share

•	Net interest margin improved by 10 basis points to 3.73%, compared to 3.63%

•	Total noninterest income was up 106.5% to $2.2 million

•	Pre-tax, pre-provision for loan losses(1) income increased 49.5% to $5.8 million

•	Return on average assets increased to 1.22% from 0.35%

•	Return on average equity increased to 11.64% from 3.01%

•	Return on average tangible common equity(1) increased to 13.16% from 3.43%

•	Efficiency ratio improved to 57.91%, compared to 63.47%

•	Net charge-offs declined 86.0% to $37,000

•	First quarter cash dividend increased 6.7% to $0.16 per share

“Our record first quarter financial results are encouraging and reflects the successful actions we took last year to navigate the impacts of the COVID-19 pandemic, our commitment to our communities, and the dedication of our team,” stated Thomas G. Caldwell, President and Chief Executive Officer. “While the COVID-19 pandemic continues, we are seeing improving trends across many aspects of our business and across many of our markets. We believe 2021 will be a strong year for Middlefield.”

“Last year we quickly implemented our Paycheck Protection Program (“PPP”) process and helped provide more than 1,410 small businesses over $145 million of support, while protecting over 12,000 jobs. We continue to help small business customers throughout our communities and during the first quarter, we processed an additional $60 million of PPP loans. During the first quarter, we also helped customers secure $49.7 million of PPP forgiveness, which provided a $750,000 benefit to our yield on earnings assets. Over 45% of PPP applicants booked were to small businesses without a prior banking relationship, which is a testament to the agility of our organization, our local presence, and our community-oriented values.”

“We remain focused on managing all aspects of the business that are under our control and I am proud of the success we have achieved managing asset quality, expenses, and noninterest income. As a result we experienced robust improvements in net interest margin, return on equity, and return on tangible common equity, which have all increased above pre-pandemic levels. In addition, during the first quarter, noninterest income doubled to a quarterly record of $2.2 million as a result of our long-term strategic focus to diversify revenues and strong residential mortgage demand. We continue to find new ways to support our small business customers, and we have established unique, safe, and secure offerings for the rapidly growing Ohio cannabis industry. We believe there are significant opportunities to expand our leading marijuana related business (“MRB”) banking portfolio and we will continue to seek additional growth opportunities as the economy re-opens.”

“I continue to be very thankful for the proven leadership team we have assembled and our loyal customers, employees, and shareholders. Thank you for your continued support,” concluded Mr. Caldwell.

Income Statement

Net interest income for the 2021 first quarter was $11.9 million, compared to $10.0 million for the 2020 first quarter. The net interest margin for the 2021 first quarter was 3.73%, compared to 3.63% for the same period of 2020. For the 2021 first quarter, noninterest income increased 106.5% to $2.2 million from $1.1 million for the same period of 2020. Noninterest expense for the 2021 first quarter increased 15.2% to $8.4 million, from the 2020 first quarter.

Balance Sheet

Total assets at March 31, 2021, increased 14.3% to $1.39 billion, compared to $1.21 billion at March 31, 2020. Net loans at March 31, 2021 increased 10.2% to $1.09 billion, compared to $988.8 million at March 31, 2020. Over the last 12 months, Middlefield has originated $205.4 million of loans under the PPP and helped customers receive $78.5 million of forgiveness payments under the terms of the program. The balance of PPP loans outstanding at March 31, 2021, was $126.9 million.

Total deposits at March 31, 2021, was $1.22 billion, compared to $1.00 billion at March 31, 2020. The 22.1% increase in deposits was primarily a result of increases in interest-bearing, money market and non-interest-bearing accounts, partially offset by decreases time-based accounts. The investment portfolio, classified as available for sale, was $123.2 million at March 31, 2021, compared with $103.0 million at March 31, 2020.

Donald L. Stacy, Chief Financial Officer stated, “We entered 2021 with a strengthened balance sheet as a result of last year’s strategies to increase our allowance for loan losses, as well as favorable asset performance and robust liquidity and capital levels. Our allowance for loan losses to total loans now stands at 1.28%, compared to 1.22% at December 31, 2020 and 0.93% at March 31, 2020. The increase in nonperforming loans is primarily due to payment deferrals we extended to certain business customers to help them navigate the continued challenges of the COVID-19 crisis. At March 31, 2021 we had $25.3 million in deferrals, compared to $214.8 million at June 30, 2020, a decline of over 88%.”

“We remain focused on managing risk and pricing on loans, while proactively controlling our cost of funds and operating expenses. In addition, we continue to focus on creating value for our shareholders. During the quarter we increased our quarterly dividend payment by 6.7% and repurchased 49,468 shares of our common stock. With an equity to assets ratio of 10.4%, $100.5 million of cash and cash equivalents, and $123.2 million of investment securities available for sale we have a strong liquidity position to support our customers and our growth initiatives,” concluded Mr. Stacy.

Stockholders’ Equity and Dividends

At March 31, 2021, stockholders’ equity increased 8.7% to $144.3 million compared to $132.7 million at March 31, 2020. On a per share basis, shareholders’ equity at March 31, 2021, was $22.74 compared to $20.83, an increase of 9.2%, over the same period last year.

At March 31, 2021, tangible stockholders’ equity(1) increased 10.3% to $127.6 million for the 2021 first quarter, compared to $115.6 million at March 31, 2020. On a per-share basis, tangible stockholders’ equity(1) was $20.11 at March 31, 2021, compared to $18.16 at March 31, 2020, an increase of 10.7%.

During the 2021 first quarter, the Company paid cash dividends of $0.16 per share, compared to $0.15 per share for the first quarter last year.

At March 31, 2021, the Company had an equity to assets leverage ratio of 10.4%, compared to 10.9% at March 31, 2020.

Asset Quality

The provision for loan losses for the 2021 first quarter was $700,000, compared to $2.7 million for the same period a year ago. The year-over-year decline in the provision for loan losses was partially due to strong asset quality and last year’s prudent build in the Company’s allowance for loan losses associated with the potential economic impacts caused by the COVID-19 pandemic.

Net charge-offs were $37,000, or 0.01% of average loans, annualized, during the 2021 first quarter, compared to net charge-offs of $264,000, or 0.11% of average loans, annualized, at March 31, 2020.

Nonperforming assets at March 31, 2021, were $16.3 million, compared to $8.9 million at March 31, 2020. The allowance for loan losses at March 31, 2021, stood at $14.1 million, or 1.28% of total loans, compared to $9.2 million, or 0.93% of total loans at March 31, 2020.

About Middlefield Banc Corp.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the bank holding company of The Middlefield Banking Company with total assets of $1.39 billion at March 31, 2021. The bank operates 16 full-service banking centers and an LPL Financial® brokerage office serving Beachwood, Chardon, Cortland, Dublin, Garrettsville, Mantua, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

(1)

This press release includes disclosure of Middlefield Banc Corp.’s tangible book value per share, return on average tangible equity, and pre-tax, pre-provision for loan losses income, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Middlefield Banc Corp.’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.’s financial operations or customers; (7) the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions; (8) changes in the securities markets; or (9) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

Balance Sheets (period end)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
ASSETS
Cash and due from banks	$93,037	$92,874	$46,097	$55,766	$53,533
Federal funds sold	7,436	19,543	6,884	2,520	1,800

Cash and cash equivalents	100,473	112,417	52,981	58,286	55,333
Equity securities, at fair value	690	609	553	581	550
Investment securities available for sale, at fair value	123,218	114,360	112,968	112,529	102,959
Loans held for sale	1,260	878	10,457	4,151	513
Loans:
Commercial real estate:
Owner occupied	104,379	103,121	107,342	110,134	113,272
Non-owner occupied	304,623	309,424	310,512	300,577	292,775
Multifamily	39,015	39,562	39,622	37,604	52,276
Residential real estate	228,052	233,995	222,237	227,427	233,900
Commercial and industrial	242,651	232,044	258,313	240,096	106,797
Home equity lines of credit	111,474	112,543	115,223	117,196	114,933
Construction and other	64,960	63,573	60,613	66,015	71,186
Consumer installment	9,046	9,823	10,534	11,210	12,861

Total loans	1,104,200	1,104,085	1,124,396	1,110,259	998,000
Less allowance for loan and lease losses	14,122	13,459	11,359	10,210	9,244

Net loans	1,090,078	1,090,626	1,113,037	1,100,049	988,756
Premises and equipment, net	18,002	18,333	18,633	18,962	17,653
Goodwill	15,071	15,071	15,071	15,071	15,071
Core deposit intangibles	1,644	1,724	1,807	1,890	1,973
Bank-owned life insurance	16,740	16,938	16,832	16,723	16,618
Other real estate owned	7,372	7,387	7,391	687	456
Accrued interest receivable and other assets	13,156	13,636	15,079	14,391	14,057

TOTAL ASSETS	$1,387,704	$1,391,979	$1,364,809	$1,343,320	$1,213,939

	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
LIABILITIES
Deposits:
Noninterest-bearing demand	$317,224	$291,347	$268,838	$270,738	$206,372
Interest-bearing demand	215,684	195,722	179,080	136,722	125,184
Money market	187,204	198,493	184,936	168,842	156,556
Savings	259,973	243,888	231,696	218,545	175,468
Time	245,342	295,750	329,413	363,420	340,130

Total deposits	1,225,427	1,225,200	1,193,963	1,158,267	1,003,710
Short-term borrowings	—	—	—	20,417	60,000
Other borrowings	13,095	17,038	17,100	17,162	12,662
Accrued interest payable and other liabilities	4,901	5,931	11,690	6,779	4,880

TOTAL LIABILITIES	1,243,423	1,248,169	1,222,753	1,202,625	1,081,252

STOCKHOLDERS’ EQUITY
Common stock, no par value; 10,000,000 shares authorized, 7,323,487
shares issued, 6,344,657 shares outstanding as of March 31, 2021	87,073	86,886	86,871	86,722	86,722
Retained earnings	72,729	69,578	68,046	67,150	65,140
Accumulated other comprehensive income (loss)	2,917	4,284	4,077	3,761	(2,237)
Treasury stock, at cost; 978,830 shares as of March 31, 2021	(18,438)	(16,938)	(16,938)	(16,938)	(16,938)

TOTAL STOCKHOLDERS’ EQUITY	144,281	143,810	142,056	140,695	132,687

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,387,704	$1,391,979	$1,364,809	$1,343,320	$1,213,939

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended
Statements of Income	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$12,167	$12,041	$12,603	$12,281	$12,078
Interest-earning deposits in other institutions	18	9	8	7	94
Federal funds sold	—	1	—	—	21
Investment securities:
Taxable interest	370	297	249	206	157
Tax-exempt interest	558	591	618	634	629
Dividends on stock	29	28	29	27	30

Total interest and dividend income	13,142	12,967	13,507	13,155	13,009

INTEREST EXPENSE
Deposits	1,205	1,655	2,106	2,336	2,865
Short-term borrowings	—	(2)	14	32	35
Other borrowings	39	43	28	62	76

Total interest expense	1,244	1,696	2,148	2,430	2,976

NET INTEREST INCOME	11,898	11,271	11,359	10,725	10,033
Provision for loan losses	700	2,100	4,000	1,000	2,740

NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	11,198	9,171	7,359	9,725	7,293

NONINTEREST INCOME
Service charges on deposit accounts	787	729	691	566	553
Gain (loss) on equity securities	81	56	(28)	31	(160)
Earnings on bank-owned life insurance	226	106	109	105	107
Gains on sale of loans	592	332	660	381	114
Other income	532	387	379	412	460

Total noninterest income	2,218	1,610	1,811	1,495	1,074

NONINTEREST EXPENSE
Salaries and employee benefits	4,254	4,458	3,657	4,136	3,584
Occupancy expense	600	628	497	483	550
Equipment expense	357	365	363	307	273
Data processing costs	786	617	683	684	666
Ohio state franchise tax	286	251	282	281	268
Federal deposit insurance expense	144	103	123	74	123
Professional fees	419	352	289	369	349
Net loss (gain) on other real estate owned	46	(172)	(184)	(33)	1
Advertising expense	221	55	217	217	209
Software amortization expense	80	66	70	74	141
Core deposit intangible amortization	80	83	83	83	83
Other expense	1,080	1,019	942	1,014	1,005

Total noninterest expense	8,353	7,825	7,022	7,689	7,252

Income before income taxes	5,063	2,956	2,148	3,531	1,115
Income taxes	896	467	295	565	74

NET INCOME	$4,167	$2,489	$1,853	$2,966	$1,041

PTPP (1)	$5,763	$5,056	$6,148	$4,531	$3,855

(1)	The pre-tax pre-provision (PTPP) is the income before income taxes before provision for loan losses considerations, for reconciliation of non-GAAP measures.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts, unaudited)

	For the Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Per common share data
Net income per common share—basic	$0.65	$0.39	$0.29	$0.47	$0.16
Net income per common share—diluted	$0.65	$0.39	$0.29	$0.46	$0.16
Dividends declared per share	$0.16	$0.15	$0.15	$0.15	$0.15
Book value per share (period end)	$22.74	$22.54	$22.27	$22.09	$20.83
Tangible book value per share (period end) (2) (3)	$20.11	$19.91	$19.63	$19.43	$18.16
Dividends declared	$1,016	$957	$957	$956	$964
Dividend yield	3.10%	2.65%	3.09%	2.91%	3.82%
Dividend payout ratio	24.38%	38.45%	51.65%	32.23%	92.60%
Average shares outstanding—basic	6,364,132	6,378,706	6,376,291	6,369,467	6,417,109
Average shares outstanding—diluted	6,378,493	6,397,681	6,385,765	6,388,118	6,429,443
Period ending shares outstanding	6,344,657	6,379,323	6,378,110	6,369,467	6,369,467
Selected ratios
Return on average assets	1.22%	0.72%	0.54%	0.90%	0.35%
Return on average equity	11.64%	6.76%	5.11%	8.57%	3.01%
Return on average tangible common equity (2) (4)	13.16%	7.64%	5.79%	9.76%	3.43%
Efficiency (1)	57.91%	59.29%	51.96%	61.29%	63.47%
Equity to assets at period end	10.40%	10.33%	10.41%	10.47%	10.93%
Noninterest expense to average assets	0.60%	0.57%	0.52%	0.58%	0.61%

(1)	The efficiency ratio is calculated by dividing noninterest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus noninterest income
(2)	See reconciliation of non-GAAP measures below
(3)	Calculated by dividing tangible common equity by shares outstanding
(4)	Calculated by dividing annualized net income for each period by average tangible common equity

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Unaudited)

	For the Three Months Ended
Yields	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Interest-earning assets:
Loans receivable (2)	4.48%	4.28%	4.48%	4.53%	4.95%
Investment securities (2)	3.75%	3.65%	3.66%	3.76%	3.62%
Interest-earning deposits with other banks	0.20%	0.21%	0.27%	0.23%	1.40%
Total interest-earning assets	4.11%	4.00%	4.23%	4.27%	4.69%
Deposits:
Interest-bearing demand deposits	0.16%	0.21%	0.32%	0.35%	0.42%
Money market deposits	0.47%	0.53%	0.70%	0.93%	1.41%
Savings deposits	0.07%	0.11%	0.20%	0.21%	0.50%
Certificates of deposit	1.28%	1.56%	1.77%	2.00%	2.12%
Total interest-bearing deposits	0.53%	0.70%	0.93%	1.11%	1.39%
Non-Deposit Funding:
Borrowings	1.10%	0.95%	0.45%	0.53%	1.62%
Total interest-bearing liabilities	0.54%	0.71%	0.91%	1.07%	1.40%
Cost of deposits	0.40%	0.54%	0.72%	0.85%	1.13%
Cost of funds	0.41%	0.55%	0.71%	0.83%	1.14%
Net interest margin (1)	3.73%	3.49%	3.57%	3.49%	3.63%

(1)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(2)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were determined using an effective tax rate of 21%.

	For the Three Months Ended
Asset quality data	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
(Dollar amounts in thousands, unaudited)
Nonperforming loans (1)	$8,958	$7,858	$6,690	$9,803	$8,405
Other real estate owned	7,372	7,387	7,391	687	456

Nonperforming assets	$16,330	$15,245	$14,081	$10,490	$8,861

Allowance for loan losses	$14,122	$13,459	$11,359	$10,210	$9,244
Allowance for loan losses/total loans	1.28%	1.22%	1.01%	0.92%	0.93%
Net charge-offs:
Quarter-to-date	$37	$—	$2,851	$34	$264
Net charge-offs to average loans, annualized:
Quarter-to-date	0.01%	0.00%	1.01%	0.01%	0.11%
Nonperforming loans/total loans	0.81%	0.71%	0.59%	0.88%	0.84%
Allowance for loan losses/nonperforming loans	157.65%	171.28%	169.79%	104.15%	109.98%
Nonperforming assets/total assets	1.18%	1.10%	1.03%	0.78%	0.73%

(1)	Nonperforming loans exclude troubled debt restructurings that are performing in accordance with their terms over a prescribed period of time.

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity

	For the Three Months Ended
(Dollar amounts in thousands, unaudited)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Stockholders’ Equity	$144,281	$143,810	$142,056	$140,695	$132,687
Less Goodwill and other intangibles	16,715	16,795	16,878	16,961	17,044

Tangible Common Equity	$127,566	$127,015	$125,178	$123,734	$115,643

Shares outstanding	6,344,657	6,379,323	6,378,110	6,369,467	6,369,467

Tangible book value per share	$20.11	$19.91	$19.63	$19.43	$18.16

Reconciliation of Average Equity to Return on Average Tangible Common Equity

	For the Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Average Stockholders’ Equity	$145,208	$146,374	$144,167	$139,212	$139,208
Less Average Goodwill and other intangibles	16,754	16,836	16,919	17,002	17,085

Average Tangible Common Equity	$128,454	$129,538	$127,248	$122,210	$122,123

Net income	$4,167	$2,489	$1,853	$2,966	$1,041

Return on average tangible common equity (annualized)	13.16%	7.64%	5.79%	9.76%	3.43%

Reconciliation of Pre-Tax Pre-Provision Income (PTPP)

	For the Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Net income	$4,167	$2,489	$1,853	$2,966	$1,041
Add Income Taxes	896	467	295	565	74
Add Provision for loan losses	700	2,100	4,000	1,000	2,740

PTPP	$5,763	$5,056	$6,148	$4,531	$3,855

MIDDLEFIELD BANC CORP.

Average Balance Sheets

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended
	March 31, 2021			March 31, 2020
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-earning assets:
Loans receivable (3)	$1,103,373	$12,167	4.48%	$984,034	$12,078	4.95%
Investment securities (3)	116,510	928	3.75%	105,894	786	3.62%
Interest-earning deposits with other banks (4)	93,709	47	0.20%	41,717	145	1.40%

Total interest-earning assets	1,313,592	13,142	4.11%	1,131,645	13,009	4.69%

Noninterest-earning assets	71,007			65,003

Total assets	$1,384,599			$1,196,648

Interest-bearing liabilities:
Interest-bearing demand deposits	$203,047	$78	0.16%	$113,691	$119	0.42%
Money market deposits	195,275	228	0.47%	158,008	552	1.41%
Savings deposits	256,151	47	0.07%	183,137	226	0.50%
Certificates of deposit	269,493	852	1.28%	373,866	1,968	2.12%
Short-term borrowings	111	—	0.00%	14,808	35	0.95%
Other borrowings	14,258	39	1.11%	12,703	76	2.41%

Total interest-bearing liabilities	938,335	1,244	0.54%	856,213	2,976	1.40%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	295,199			195,411
Other liabilities	5,857			5,816
Stockholders’ equity	145,208			139,208

Total liabilities and stockholders’ equity	$1,384,599			$1,196,648

Net interest income		$11,898			$10,033

Interest rate spread (1)			3.57%			3.29%
Net interest margin (2)			3.73%			3.63%
Ratio of average interest-earning assets to
average interest-bearing liabilities			139.99%			132.17%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $169 and $189 for the three months ended March 31, 2021 and 2020, respectively
(4)	Includes dividends received on restricted stock.

	For the Three Months Ended
	March 31, 2021			December 31, 2020
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-earning assets:
Loans receivable (3)	$1,103,373	$12,167	4.48%	$1,121,259	$12,041	4.28%
Investment securities (3)	116,510	928	3.75%	113,801	888	3.65%
Interest-earning deposits with other banks (4)	93,709	47	0.20%	70,803	38	0.21%

Total interest-earning assets	1,313,592	13,142	4.11%	1,305,863	12,967	4.00%

Noninterest-earning assets	71,007			78,064

Total assets	$1,384,599			$1,383,927

Interest-bearing liabilities:
Interest-bearing demand deposits	$203,047	$78	0.16%	$186,933	$97	0.21%
Money market deposits	195,275	228	0.47%	191,771	255	0.53%
Savings deposits	256,151	47	0.07%	238,991	66	0.11%
Certificates of deposit	269,493	852	1.28%	316,293	1,237	1.56%
Short-term borrowings	111	—	0.00%	26	—	0.00%
Other borrowings	14,258	39	1.11%	17,068	41	0.96%

Total interest-bearing liabilities	938,335	1,244	0.54%	951,082	1,696	0.71%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	295,199			281,608
Other liabilities	5,857			4,863
Stockholders’ equity	145,208			146,374

Total liabilities and stockholders’ equity	$1,384,599			$1,383,927

Net interest income		$11,898			$11,271

Interest rate spread (1)			3.57%			3.29%
Net interest margin (2)			3.73%			3.49%
Ratio of average interest-earning assets to
average interest-bearing liabilities			139.99%			137.30%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $169 and $178 for the three months ended March 31, 2021, and December 31, 2020, respectively.
(4)	Includes dividends received on restricted stock.